Exhibit 23.3      Consent of C.W. Amos & Company




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                    [Letterhead of C.W. Amos & Company, LLC]



June 23, 1997


                    Consent Of Certified Public Accountants
                    ---------------------------------------


Annapolis National Bancorp, Inc.
Annapolis, Maryland

We consent to the use in this registration statement on Form SB-2 of our report dated January 23, 1997 on the financial statements of Annapolis National Bancorp, Inc. (Formerly Maryland Public Banks, Inc.) appearing in the registration statement and to the reference made to us under the caption "Experts" in the prospectus.



                                            /s/ C. W. Amos & Company, LLC
                                            -----------------------------
                                            C. W. AMOS & COMPANY, LLC
                                            Annapolis, Maryland